Exhibit 99.1

Contacts:
Joseph Jones (Media)	Richard Veldran (Investors/Analysts)
jonesjo@dnb.com	veldranr@dnb.com
973.921.5732	973.921.5863

D&B Announces First Quarter 2007 Results;

Confirms Guidance; Declares Dividend

•	Diluted EPS Before Non-Core Gains and Charges Up 21%; GAAP Diluted EPS Up 16%

•	Core and Total Revenue Up 5% Before the Effect of Foreign Exchange; Up 7% After the Effect of Foreign Exchange

•	Declares $0.25 Per Share Quarterly Cash Dividend

•	Announces New One-Year $200 Million Share Repurchase Program

Short Hills, NJ – May 3, 2007 — D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the first quarter ended March 31, 2007.

“We feel good about our first quarter results and our outlook for 2007,” said Steve Alesio, chairman and CEO of D&B. “We’re making early progress against our strategic growth plan and we remain confident in the sustainability of our performance and our ability to drive total shareholder return in the future.”

First Quarter 2007 Results

Diluted earnings per share before non-core gains and charges for the quarter ended March 31, 2007, were $0.98, up 21 percent from $0.81 in the prior year period. On a GAAP basis, diluted earnings per share were $0.87, up 16 percent from $0.75 in the prior year period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for the first quarter of 2007 was $392.3 million, up 5 percent before the effect of foreign exchange (up 7 percent after the effect of foreign exchange) compared with the prior year quarter.

Core and total revenue results for the first quarter of 2007 reflect the following by solution set:

•	Risk Management Solutions revenue of $254.7 million, up 2 percent before the effect of foreign exchange (up 4 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $103.8 million, up 8 percent before the effect of foreign exchange (up 9 percent after the effect of foreign exchange);

•	E-Business Solutions revenue of $24.7 million, up 19 percent (both before and after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $9.1 million, up 20 percent before the effect of foreign exchange (up 21 percent after the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Operating income before non-core gains and charges for the first quarter of 2007 was $101.0 million, up 9 percent from the prior year period. On a GAAP basis, operating income was $85.4 million, down 1 percent from the prior year period. During the first quarter of 2007, the Company also incurred transition costs of $2.9 million compared with $4.5 million in the prior year period.

Net income before non-core gains and charges for the first quarter of 2007 was $59.6 million, up 7 percent from $55.7 million in the prior year period. On a GAAP basis, net income for the quarter was $52.7 million, up 3 percent from $51.5 million in the prior year period.

See attached Schedule 3 for additional detail.

Free cash flow for the first quarter of 2007, excluding the impact of legacy tax matters, was $104.6 million, up 49 percent from the first quarter of 2006.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities, excluding the impact of legacy tax matters, was $119.6 million, up 57 percent from the first quarter of 2006. On a GAAP basis, net cash provided by operating activities was $119.6 million, compared to $36.2 million in the prior year period.

See attached Schedule 4 for additional detail.

Share repurchases during the first quarter of 2007, under the Company’s current one-year program commenced in the fourth quarter of 2006 totaled $68.7 million, with $143.7 million repurchased since inception. This amount is in addition to the Company’s existing repurchase program to offset the dilutive effect of shares issued under employee benefit plans, which totaled $36.9 million in the first quarter of 2007.

The Company ended the quarter with $139.6 million of cash and cash equivalents.

First Quarter 2007 Segment Results

United States

Core and total revenue for the first quarter of 2007 was $302.5 million, up 6 percent from $286.0 million in the prior year quarter.

U.S. core and total revenue results for the first quarter of 2007 reflect the following:

•	Risk Management Solutions revenue of $181.6 million, up 3 percent;

•	Sales & Marketing Solutions revenue of $89.6 million, up 7 percent;

•	E-Business Solutions revenue of $22.9 million, up 17 percent; and

•	Supply Management Solutions revenue of $8.4 million, up 26 percent.

See attached Schedules 4 and 5 for additional detail.

Operating income for the quarter was $109.1 million, up 5 percent from the prior year quarter. The increase was primarily due to improved revenue in the U.S. segment, partially offset by costs associated with investments to enhance the Company’s strategic capabilities.

International

Core and total revenue for the first quarter of 2007 was $89.8 million, up 3 percent before the effect of foreign exchange (up 11 percent after the effect of foreign exchange) from $81.2 million in the prior year period. During the first quarter of 2007, the Italian Real Estate Data business had a negative 4 point impact on International revenue results, primarily due to the impact of ongoing legislative changes in Italy. All of this impact is reflected in the Risk Management Solutions results.

International core and total revenue results for the first quarter of 2007 reflect the following:

•	Risk Management Solutions revenue of $73.1 million, flat with the prior year period before the effect of foreign exchange (up 8 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $14.2 million, up 16 percent before the effect of foreign exchange (up 24 percent after the effect of foreign exchange);

•	E-Business Solutions revenue of $1.8 million, up 51 percent before the effect of foreign exchange (up 63 percent after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $0.7 million, down 26 percent before the effect of foreign exchange (down 20 percent after the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Operating income before non-core gains and charges for the first quarter of 2007 was $11.6 million, an increase of 33 percent from the prior year quarter. This increase was primarily driven by the benefit of our prior year reengineering efforts. On a GAAP basis, operating income was $10.8 million, up 24 percent from the prior year quarter.

Non-Core Gains and Charges

During the first quarter of 2007, the Company recorded a net pre-tax, non-core charge of $14.8 million related to its financial flexibility initiatives. In addition, the Company recorded a pre-tax, non-core gain of $5.8 million associated with the Huaxia D&B China joint venture and a pre-tax charge of $0.8 million associated with the settlement of an International payroll tax matter related to a divested entity.

During the first quarter of 2006, the Company recorded a net pre-tax, non-core charge of $6.4 million related to its financial flexibility initiatives.

See attached Schedule 3 for additional detail.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Dividend Declared

D&B announced today that its Board of Directors has declared a quarterly cash dividend of $0.25 per share. This quarterly cash dividend is payable on June 15, 2007, to shareholders of record at the close of business on May 31, 2007.

New $200 Million One-Year Share Repurchase Program

The Company announced today that its Board of Directors has authorized a new $200 million one-year share repurchase program. The new program will commence after completion of the current $200 million program, which has $56.3 million remaining. The Company anticipates that the new $200 million program will be completed within 12 months after its initiation.

Full Year 2007 Outlook Confirmed

The Company confirmed the following full year guidance for 2007:

•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange, all of which will be organic;

•	Operating income growth before non-core gains and charges of 8 percent to 10 percent;

•	Diluted EPS growth of 13 percent to 16 percent before non-core gains and charges;

•	Free cash flow of $310 million to $325 million. As a reminder, the Company’s free cash flow outlook excludes the impact of any payments made in connection with the Company’s legacy tax matters; and

•	Tax rate before non-core gains and charges of approximately 37 percent to 38 percent.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. D&B reports core revenue and core revenue growth before the effects of foreign exchange. Additionally, the Company reports organic core revenue growth and each of operating income, operating margin, net income, diluted earnings per share and tax rate (defined as Provision for Income Taxes divided by Income before Provision for Income Taxes) before non-core gains and charges, and free cash flow. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2006, filed February 28, 2007 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. These measures are defined in Schedule 3 attached to this earnings release.

First Quarter Teleconference

As previously announced, D&B will review its first quarter 2007 financial results in a conference call with the investment community on Friday, May 4, 2007, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About D&B

D&B (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for over 165 years. D&B’s global commercial database contains more than 110 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides customers with four solution sets, which meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; D&B E-Business SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries; and D&B Supply Management SolutionsTM to increase cash by generating ongoing savings from our customers’ suppliers and by protecting our customers from serious financial, operational and regulatory risk. For more information, please visit www.dnb.com.

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Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full-Year 2007 Outlook Confirmed,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic partners in its Worldwide Network, and outsourcing partners.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior.

•

The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data. In particular, D&B’s results have been, and may continue to be, significantly impacted by legislative changes affecting the fees charged by the Italian government to acquire and/or re-use data.

•

D&B’s solutions and brand image are dependent upon the integrity of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as data center capacity.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•

D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•	D&B’s future success requires that it attract and retain qualified personnel in regions throughout the world.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

D&B’s projection for free cash flow in 2007 is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and

Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

Schedule 1

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited)—As Reported

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2007	2006
Revenue:
U.S.	$302.5	$286.0	6%	0%	6%
International	89.8	81.2	11%	8%	3%

Core and Total Revenue	$392.3	$367.2	7%	2%	5%

Operating Income (Loss):
U.S.	$109.1	$103.7	5%
International (1)	10.8	8.7	24%

Total Divisions	119.9	112.4	7%
Corporate and Other (2)	(34.5)	(26.4)	(31)%

Operating Income	85.4	86.0	(1)%

Interest Income	1.5	2.7	(45)%
Interest Expense	(6.4)	(5.4)	(18)%
Other Income (Expense)—Net (3)	5.9	(0.5)	N/M

Non-Operating Income (Expense)—Net	1.0	(3.2)	N/M

Income before Provision for Income Taxes	86.4	82.8	4%
Provision for Income Taxes	33.8	31.3	(8)%
Minority Interest Income (Expense)	—	(0.1)	N/M
Equity in Net Income (Loss) of Affiliates	0.1	0.1	N/M

Net Income (4)	$52.7	$51.5	3%

Basic Earnings Per Share of Common Stock	$0.89	$0.77	16%

Diluted Earnings Per Share of Common Stock (5)	$0.87	$0.75	16%

Weighted Average Number of Shares Outstanding:
Basic	59.4	66.4	11%

Diluted	60.9	68.4	11%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited)—Before Non-Core Gains and Charges

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2007	2006
Revenue:
U.S.	$302.5	$286.0	6%	0%	6%
International	89.8	81.2	11%	8%	3%

Core and Total Revenue	$392.3	$367.2	7%	2%	5%

Operating Income (Loss):
U.S.	$109.1	$103.7	5%
International (1)	11.6	8.7	33%

Total Divisions	120.7	112.4	7%
Corporate and Other (2)	(19.7)	(20.0)	2%

Operating Income	101.0	92.4	9%

Interest Income	1.5	2.7	(45)%
Interest Expense	(6.4)	(5.4)	(18)%
Other Income (Expense)—Net (3)	(0.4)	(0.5)	20%

Non-Operating Income (Expense)—Net	(5.3)	(3.2)	(66)%

Income before Provision for Income Taxes	95.7	89.2	7%
Provision for Income Taxes	36.2	33.5	(8)%
Minority Interest Income (Expense)	—	(0.1)	N/M
Equity in Net Income (Loss) of Affiliates	0.1	0.1	N/M

Net Income (4)	$59.6	$55.7	7%

Basic Earnings Per Share of Common Stock	$1.00	$0.84	19%

Diluted Earnings Per Share of Common Stock (5)	$0.98	$0.81	21%

Weighted Average Number of Shares Outstanding:
Basic	59.4	66.4	11%

Diluted	60.9	68.4	11%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations, for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3

The Dun & Bradstreet Corporation

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1) The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2007	2006
International Operating Income—As Reported (Schedule 1)	$10.8	$8.7	24%
Settlement of International Payroll Tax Matter Related to a Divested Entity	(0.8)	—	N/M

International Operating Income—Before Non-Core Gains and Charges (Schedule 2)	$11.6	$8.7	33%

(2) The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2007	2006
Corporate and Other—As Reported (Schedule 1)	$(34.5)	$(26.4)	(31)%
Restructuring Charges	(14.8)	(6.4)	N/M

Corporate and Other—Before Non-Core Gains and Charges (Schedule 2)	$(19.7)	$(20.0)	2%

(3) The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2007	2006
Other Income (Expense)-Net—As Reported (Schedule 1)	$5.9	$(0.5)	N/M
Effect of the Adoption of FIN 48 on Legacy Tax Matters	0.5	—	N/M
Gain Associated with Huaxia D&B China Joint Venture	5.8	—	N/M

Other Income (Expense)-Net—Before Non-Core Gains and Charges (Schedule 2)	$(0.4)	$(0.5)	20%

(4) The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2007	2006
Net Income—As Reported (Schedule 1)	$52.7	$51.5	3%
Restructuring Charges	(9.2)	(4.2)	N/M
Gain Associated with Huaxia D&B China Joint Venture	2.9	—	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	(0.6)	—	N/M

Net Income—Before Non-Core Gains and Charges (Schedule 2)	$59.6	$55.7	7%

(5) The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
	2007	2006
Diluted EPS—As Reported (Schedule 1)	$0.87	$0.75	16%
Restructuring Charges	(0.16)	(0.06)	N/M
Gain Associated with Huaxia D&B China Joint Venture	0.06	—	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	(0.01)	—	N/M

Diluted EPS—Before Non-Core Gains and Charges (Schedule 2)	$0.98	$0.81	21%

N/M—Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.

*Core revenue growth, excluding the effects of foreign exchange, is referred to as “revenue growth before the effects of foreign exchange.” We also separately analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”

*Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and charges.”

* Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

* Cash, cash equivalents and marketable securities minus short-term debt and long-term debt is referred to as “net debt position.”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4

The Dun & Bradstreet Corporation

Supplemental Financial Data (unaudited)

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions	2007	2006
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions	$181.6	$176.1	3%	0%	3%
Sales & Marketing Solutions	89.6	83.6	7%	0%	7%
E-Business Solutions	22.9	19.6	17%	0%	17%
Supply Management Solutions	8.4	6.7	26%	0%	26%

Core and Total U.S.	302.5	286.0	6%	0%	6%

International:
Risk Management Solutions	73.1	67.8	8%	8%	0%
Sales & Marketing Solutions	14.2	11.5	24%	8%	16%
E-Business Solutions	1.8	1.0	63%	12%	51%
Supply Management Solutions	0.7	0.9	(20)%	6%	(26)%

Core and Total International	89.8	81.2	11%	8%	3%

Total Corporation:
Risk Management Solutions	254.7	243.9	4%	2%	2%
Sales & Marketing Solutions	103.8	95.1	9%	1%	8%
E-Business Solutions	24.7	20.6	19%	0%	19%
Supply Management Solutions	9.1	7.6	21%	1%	20%

Core and Total Revenue	$392.3	$367.2	7%	2%	5%

Operating Costs:
Operating Expenses	$117.4	$109.4	(7)%
Selling and Administrative Expenses	165.3	158.9	(4)%
Depreciation and Amortization	9.4	6.5	(44)%
Restructuring Expense	14.8	6.4	N/M

Total Operating Costs	$306.9	$281.2	(9)%

Capital Expenditures	$6.5	$1.6	N/M

Additions to Computer Software & Other Intangibles	$8.5	$4.1	N/M

Reconciliation of International Revenue Growth	Year-to-Date	Year-to-Date	Quarter Ended
excluding Italian Real Estate Data Business:	Mar 31, 2007	Dec 31, 2006	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Total International Revenue AFX	11%	3%	5%	7%	(2)%	4%
Divested Revenue	0%	0%	0%	0%	0%	0%

Core International Revenue AFX	11%	3%	5%	7%	(2)%	4%
Favorable (Unfavorable) Effects of Foreign Exchange	8%	0%	6%	4%	(3)%	(7)%

Core International Revenue BFX	3%	3%	(1)%	3%	1%	11%
Effect of Italian Real Estate Data Business BFX	(4)%	(3)%	(7)%	(1)%	(5)%	3%

Core International Revenue BFX excluding Italian Real Estate Data Business	7%	6%	6%	4%	6%	8%

	Year-to-Date	Quarter Ended
	Dec 31, 2005	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005
Total International Revenue AFX	(13)%	(4)%	(11)%	(14)%	(23)%
Divested Revenue	(21)%	(6)%	(16)%	(29)%	(34)%

Core International Revenue AFX	8%	2%	5%	15%	11%
Favorable (Unfavorable) Effects of Foreign Exchange	2%	(3)%	1%	5%	6%

Core International Revenue BFX	6%	5%	4%	10%	5%
Effect of Italian Real Estate Data Business BFX	6%	7%	4%	9%	3%

Core International Revenue BFX excluding Italian Real Estate Data Business	0%	(2)%	0%	1%	2%

Amounts in millions	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Net Debt Position:
Cash and Cash Equivalents	$139.6	$138.4	$138.9	$117.1	$126.1
Marketable Securities	—	—	—	—	103.2
Short-Term Debt	(0.1)	(0.1)	(0.1)	(0.4)	(1.1)
Long-Term Debt	(484.1)	(458.9)	(400.4)	(354.3)	(299.3)

Net Debt	$(344.6)	$(320.6)	$(261.6)	$(237.6)	$(71.1)

	Year-To-Date
Amounts in millions	Mar 31, 2007	Mar 31, 2006	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities (As Reported)	$119.6	$36.2	N/M
Less:
Capital Expenditures (As Reported)	6.5	1.6	N/M
Additions to Computer Software & Other Intangibles (As Reported)	8.5	4.1	N/M

Free Cash Flow	104.6	30.5	N/M
Add: Legacy Tax Matters	—	39.8	N/M

Free Cash Flow Excluding Legacy Tax Matters	$104.6	$70.3	49%

	Year-To-Date
Amounts in millions	Mar 31, 2007	Mar 31, 2006	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (As Reported)	$119.6	$36.2	N/M
Add: Legacy Tax Matters	—	39.8	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$119.6	$76.0	57%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5

The Dun & Bradstreet Corporation

Revenue Reconciliation and Detail (unaudited)

	Quarter Ended March 31, 2007 vs. 2006
				Traditional/VAPs as a % of Total Customer Solution Sets/Core
Amounts in millions	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	2007 % Product Line/Core		2006 % Product Line/Core
Revenue:
U.S.:
Risk Management Solutions:
Traditional	3%	0%	3%	77%	46%	77%	48%
VAPs	2%	0%	2%	23%	14%	23%	14%
Total Risk Management Solutions	3%	0%	3%		60%		62%
Sales & Marketing Solutions:
Traditional	5%	0%	5%	42%	12%	43%	12%
VAPs	9%	0%	9%	58%	17%	57%	17%
Total Sales & Marketing Solutions	7%	0%	7%		29%		29%
E-Business Solutions	17%	0%	17%		8%		7%
Supply Management Solutions	26%	0%	26%		3%		2%
Core and Total U.S. Revenue	6%	0%	6%

International:
Risk Management Solutions:
Traditional	6%	8%	(2)%	87%	71%	89%	74%
VAPs	23%	7%	16%	13%	10%	11%	9%
Total Risk Management Solutions	8%	8%	0%		81%		83%
Sales & Marketing Solutions:
Traditional	16%	8%	8%	49%	8%	53%	8%
VAPs	32%	7%	25%	51%	8%	47%	7%
Total Sales & Marketing Solutions	24%	8%	16%		16%		15%
E-Business Solutions	63%	12%	51%		2%		1%
Supply Management Solutions	(20)%	6%	(26)%		1%		1%
Core and Total International Revenue	11%	8%	3%

Total Corporation:
Risk Management Solutions:
Traditional	4%	2%	2%	80%	52%	80%	53%
VAPs	6%	1%	5%	20%	13%	20%	13%
Total Risk Management Solutions	4%	2%	2%		65%		66%
Sales & Marketing Solutions:
Traditional	6%	1%	5%	43%	12%	44%	12%
VAPs	11%	0%	11%	57%	15%	56%	14%
Total Sales & Marketing Solutions	9%	1%	8%		27%		26%
E-Business Solutions	19%	0%	19%		6%		6%
Supply Management Solutions	21%	1%	20%		2%		2%
Core and Total Revenue	7%	2%	5%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.